UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were voted upon by our stockholders at our 2012 Annual Meeting of Stockholders held on July 17, 2012. The total number of shares outstanding as of the May 21, 2012 record date was 26,399,402.

1.	The following persons were elected as members of our Board of Directors to serve for a term ending upon the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Arthur W. Zafiropoulo	22,653,754	872,272	0	1,467,776
Michael Child	23,352,743	173,283	0	1,467,776
Joel F. Gemunder	20,808,939	2,717,087	0	1,467,776
Nicholas Konidaris	22,699,044	826,982	0	1,467,776
Dennis R. Raney	23,229,010	297,016	0	1,467,776
Henri Richard	21,210,781	2,315,245	0	1,467,776
Rick Timmins	20,808,839	2,717,187	0	1,467,776

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the vote of 24,395,054 shares for; 595,596 shares against; 3,152 shares abstained; and no broker non-votes.

3.	A proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 80,000,000 was approved by the vote of 21,086,893 shares for; 3,882,508 shares against; 24,401 shares abstained; and no broker non-votes.

4.	A proposal to approve an advisory resolution to approve executive compensation was approved by the vote of 21,866,030 shares for; 1,422,570 shares against; 237,426 shares abstained; and 1,467,776 broker non-votes.

The proposals above are described in detail in our definitive proxy statement filed with the SEC on June 5, 2012 for the 2012 Annual Meeting of Stockholders held on July 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 18, 2012

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

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